EXHIBIT 35.1

World Omni Financial Corp.

Servicer Compliance Statement

Pursuant to Item 1123

of Regulation AB

I, Victor A. De Jesus, do hereby certify that I am the Vice President and Chief Financial Officer of World Omni Financial Corp., a Florida corporation, and further certify on behalf of World Omni Financial Corp. in its capacity as servicer (the "Servicer") under the Exchange Note Servicing Supplement 2012-A to Closed-End Servicing Agreement, dated as of June 13, 2012 (the “Exchange Note Servicing Supplement”), among AL Holding Corp. as Closed-End Collateral Agent, World Omni LT as Titling Trust, and the Servicer, as follows:

(i)          A review of the activities of the Servicer during the period covered by the issuing entity’s Annual Report on Form 10-K and covered by the Exchange Note Servicing Supplement and the Closed-End Servicing Agreement (as defined in the Exchange Note Servicing Supplement) for the fiscal year ended December 31, 2013 (the “Reporting Period”), and of its performance under the Exchange Note Servicing Supplement and the Closed-End Servicing Agreement (as defined in the Exchange Note Servicing Supplement), has been made under my supervision.

(ii)         To the best of my knowledge, based on the review described above, the Servicer has fulfilled all of its obligations under the Exchange Note Servicing Supplement and the Closed-End Servicing Agreement (as defined in the Exchange Note Servicing Supplement) in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, I have hereunto set my hand as of March 14, 2014.

WORLD OMNI FINANCIAL CORP.

By:	/s/ Victor A. De Jesus
Name: Victor A. De Jesus
Title: Vice President, Finance and Administration /
Chief Financial Officer

WORLD OMNI FINANCIAL CORP.

190 Jim Moran Boulevard

Deerfield Beach, Florida 33442

954-429-2000

March 27, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Attn: Filing Desk

Re:	World Omni Automobile Lease Securitization Trust 2012-A

Gentlemen:

Enclosed on behalf of World Omni Automobile Lease Securitization Trust 2012-A (the "Company") is one copy, with exhibits, of the Company's Annual Report on Form 10-K being filed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, including Rule 101 of Regulation S-T. This report is for the period ending December 31, 2013.

Sincerely,

/s/ Alan Browdy
Alan Browdy
Vice President - Corporate Controller
JM Family Enterprises, Inc.

cc:	PricewaterhouseCoopers LLP
Patricia Roach - World Omni Financial Corp.